Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, being directors or officers of Celanese Corporation (the “Company”), which is to file with the Securities and Exchange Commission a Registration Statement on Form S-4 (the “Registration Statement”), hereby constitutes and appoints David N. Weidman and Steven M. Sterin of the Company, each of whom may act without joinder of the other, as their true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign, or cause to be signed electronically, the Registration Statement and any and all amendments to the Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.
     This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

Signature	Title	Date
/s/ David N. Weidman	Chairman and Chief Executive Officer (Principal Executive Officer)	February 16, 2011

/s/ Steven M. Sterin	Senior Vice President and Chief Financial Officer (Principal Financial)	February 16, 2011

/s/ Christopher W. Jensen	Senior Vice President, Finance and Treasurer (Principal Accounting Officer)	February 16, 2011

/s/ James E. Barlett	Director	February 10, 2011

/s/ David F. Hoffmeister	Director	February 10, 2011

/s/ Martin G. McGuinn	Director	February 10, 2011

/s/ Paul H. O’Neill	Director	February 10, 2011

/s/ Mark. C. Rohr	Director	February 10, 2011

/s/ Daniel S. Sanders	Director	February 10, 2011

/s/ Farah M. Walters	Director	February 10, 2011

/s/ John K. Wulff	Director	February 10, 2011